Exhibit 15.1

October 21, 2010

Ensco plc
Dallas, Texas

Re:	Registration Statements on Form S-3 (No. 333-156705) and Form S-8 (Nos. 333-58625, 33-40282, 333-97757, 333-125048 and 333-156530)

With respect to the subject registration statements, we acknowledge our awareness of the use therein of our report dated October 21, 2010 related to our review of interim financial statements.

Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act.

/s/ KPMG LLP
Dallas, Texas